Exhibit 99.1

For Immediate Release
---------------------

                     ATMI REPORTS THIRD QUARTER 2004 RESULTS

      DANBURY, CT -- October 20, 2004 -- ATMI, Inc. (Nasdaq: ATMI), a supplier of materials and materials packaging to the world's leading semiconductor manufacturers, today announced revenues of $64.4 million for the third quarter of 2004, an increase of 52% from $42.3 million in the third quarter of 2003, and an increase of 6% over $61.0 million in the second quarter of 2004.

      Continuing operations in the third quarter generated income of $6.4 million, or $0.20 per diluted share. In the third quarter of 2003, continuing operations generated a loss of $4.7 million, or $0.16 per diluted share, including $4.2 million in special charges related to asset impairments as a result of transitioning product lines to a new manufacturing facility, a write down in the Company's strategic investment portfolio, and a charge related to acquired in-process research and development. In the second quarter of 2004, continuing operations generated income of $5.8 million, or $0.18 per diluted share.

      Overall, net income for the third quarter was $10.6 million, or $0.34 per diluted share, which includes earnings of $0.03 per diluted share from the performance of discontinued operations, and a gain of $0.11 per diluted share from sale of the epitaxial services and Emosyn discontinued operations. For the third quarter of 2003, net loss was $10.8 million, or $0.36 per diluted share, which included a loss of $0.20 per diluted share from the performance of discontinued operations. Net income for the second quarter of 2004 was $7.9 million, or $0.25 per diluted share, including $0.06 per diluted share from the performance of discontinued operations and a gain of $0.01 per diluted share related to the sale of the life safety systems and fab services discontinued operations.

      For the nine months ended September 30, 2004, revenue from continuing operations


                                     -more-

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ATMI Reports Third Quarter 2004 Results -- Page 2



totaled $181.4 million, an increase of 52% compared with $119.3 million for the same period in 2003. Income from continuing operations was $16.2 million, or $0.51 per diluted share, compared with a loss of $3.6 million, or $0.12 per diluted share, in the same period last year, including $5.1 million in special charges related to asset impairments as a result of transitioning product lines to a new manufacturing facility, a write down in the Company's strategic investment portfolio, and a charge related to acquired in-process research and development. Overall net income for the first nine months of 2004 was $24.6 million, or $0.78 per diluted share, which includes $0.12 per diluted share from the performance of discontinued operations, and a gain of $0.15 per diluted share from sale of five of the six discontinued operations. For the first nine months of 2003, net loss was $15.2 million, or $0.50 per diluted share, which included a loss of $0.38 from the performance of discontinued operations.

      Doug Neugold, ATMI President and Chief Operating Officer, said, "Our third quarter performance is an example of what we believe our wafer start-driven business model can achieve in a difficult environment. While we, like the rest of the industry, have some exposure to capital equipment push-outs and reductions in wafer starts, those declines for the most part represent trailing edge technologies. In ATMI's case, this is offset by the growth in emerging technology nodes -- 130 nanometer and below -- where we realize more than 30% of our business. Our customers are aggressively ramping these processes, a trend we expect to continue."

      Dan Sharkey, ATMI Chief Financial Officer, said, "ATMI's materials product lines showed continued growth during the third quarter. Gross margins sequentially improved to 50.6%, in an environment where volume manufacturing is ramping to meet additional copper-related materials demand beyond our customers' initial forecasts and our local inventories. Proceeds from sales of our discontinued epitaxial services and Emosyn

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ATMI Reports Third Quarter 2004 Results -- Page 3



smart card businesses added over $50 million in cash to our balance sheet during the quarter. We continue to actively pursue the disposal of our abatement systems business, our only remaining discontinued operation, which we hope to complete by the end of 2004."

      Gene Banucci, ATMI Chairman and Chief Executive Officer, said, "ATMI's third quarter is distinct directionally from those of many participants in the semiconductor supply chain. We expect pressures on the supply chain to continue in the fourth quarter as wafer start growth goes negative from essentially flat in the third quarter. Our best estimate at present is that wafer starts will shrink 7-10% during the fourth quarter and return to a growth mode in the first quarter of 2005. As far as ATMI is concerned, we anticipate that our copper wafer start-driven base of business will enable us to mitigate much of the impact of the global trend."

      ATMI provides specialty materials and materials packaging to the worldwide semiconductor industry. For more information, please visit atmi.com.

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ATMI Reports Third Quarter 2004 Results -- Page 4



      Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2004, 2005, or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to: changes in semiconductor industry growth or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses into ATMI; problems or delays associated with any restructuring activity, including resolution of the various discontinued elements of ATMI's Technologies segment; and other factors discussed in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties could cause actual results to differ from those projected. ATMI undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

Note: A conference call (800.289.0544) discussing financial results will begin at 11:00 a.m. Eastern time, October 20th, 2004. A replay (888.203.1112, PIN 732967) of the call will be available for 48 hours. An audio webcast of the conference call will be available for 30 days on atmi.com.


                                     # # # #

For more information contact:
      Dean Hamilton
      ATMI
      203.207.9349 Direct
      203.794.1100 x4202
      dhamilton@atmi.com
      ------------------

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ATMI Reports Third Quarter 2004 Results -- Page 5



                                                             ATMI, INC.
                                                  SUMMARY STATEMENTS OF OPERATION
                                                (in thousands, except per share data)

                                                     Three Months Ended September 30,       Nine Months Ended September 30,
                                                     --------------------------------       -------------------------------
                                                        2004                2003                2004                2003
                                                        ----                ----                ----                ----

Revenues                                             $  64,423           $  42,260           $ 181,420           $ 119,282
Cost of revenues                                        31,843              25,691              90,934              64,305
                                                     ---------           ---------           ---------           ---------
Gross profit                                            32,580              16,569              90,486              54,977
Operating expenses
  R & D                                                  5,224               5,335              14,751              13,809
  S, G, & A                                             16,687              13,882              48,567              39,084
  Restructuring & other charges                           --                 1,731                --                 1,731
                                                     ---------           ---------           ---------           ---------
                                                        21,911              20,948              63,318              54,624
                                                     ---------           ---------           ---------           ---------

Operating income (loss)                                 10,669              (4,379)             27,168                 353

Other expense, net                                        (981)             (3,629)             (2,564)             (7,046)
                                                     ---------           ---------           ---------           ---------

Income (loss) before taxes                               9,688              (8,008)             24,604              (6,693)

Income taxes (benefit)                                   3,293              (3,352)              8,426              (3,069)
                                                     ---------           ---------           ---------           ---------

Income (loss) from continuing
  operations                                             6,395              (4,656)             16,178              (3,624)

Income (loss) from operations
  of discontinued operations                               755              (6,117)              3,589             (11,541)

Gain on disposal of discontinued
  operations                                             3,468                --                 4,825                --
                                                     ---------           ---------           ---------           ---------
Net income (loss)                                    $  10,618           ($ 10,773)          $  24,592           ($ 15,165)
                                                     =========           =========           =========           =========
Diluted earnings (loss) per
  share from continuing operations                   $    0.20           ($   0.16)          $    0.51           ($   0.12)

Diluted earnings (loss)
  per share from operations
  of discontinued operations                         $    0.03           ($   0.20)          $    0.12           ($   0.38)

Diluted earnings per share
  from gain on disposal of
  discontinued operations                            $    0.11                --             $    0.15                --

Diluted earnings (loss) per share                    $    0.34           ($   0.36)          $    0.78           ($   0.50)

Weighted average shares outstanding                     31,603              30,214              31,668              30,109

ATMI Reports Third Quarter 2004 Results -- Page 6



                                   ATMI, INC.
                             SUMMARY BALANCE SHEETS
                                 (in thousands)


Balance Sheet Highlights                            September 30,   December 31,
                                                         2004           2003
                                                    ------------    -----------
Assets
   Cash & marketable securities                        $225,805       $128,700
   Accounts receivable, net                              39,844         38,439
   Inventory, net                                        34,313         21,564
   Assets held for sale                                  13,513         84,736
   Other current assets                                  23,256         16,280
                                                       --------       --------
      Total current assets                              336,731        289,719
   Fixed assets, net                                     68,058         64,673
   Other assets                                          57,616         60,050
                                                       --------       --------

        Total assets                                   $462,405       $414,442
                                                       --------       --------

Liabilities and stockholders' equity
   Accounts payable                                    $ 16,398       $ 11,743
   Short-term debt                                          680          1,047
   Liabilities held for sale                              7,979          7,196
   Other current liabilities                             36,017         24,799
                                                       --------       --------

     Total current liabilities                           61,074         44,785
   Long-term debt                                       115,101        115,290
   Other long-term liabilities                              204            116
   Stockholders' equity                                 286,026        254,251
                                                       --------       --------

      Total liabilities & stockholders' equity         $462,405       $414,442
                                                       --------       --------